Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-280750) of Calumet, Inc.;

(2)Registration Statement (Form S-3 No. 333-284267) of Calumet, Inc.;

(3)Registration Statement (Form S-3 No. 333-281458) of Calumet, Inc.

of our report dated February 29, 2024 (except for Note 18, as to which the date is February 27, 2026), with respect to the consolidated financial statements of Calumet, Inc., for the year ended December 31, 2023 included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Indianapolis, Indiana

February 27, 2026